Exhibit 1.1
EXECUTION COPY
Royal Gold, Inc.
6,500,000 Shares
Common Stock
(par value $0.01 per share)
Underwriting Agreement
New York, New York
April 7, 2009
HSBC Securities (USA) Inc.
Goldman, Sachs & Co.
Scotia Capital (USA) Inc.
c/o HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
as Representatives of the several Underwriters named in Schedule I hereto
Ladies and Gentlemen:
     Royal Gold, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I to this Agreement (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 6,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 975,000 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
     The Company has filed the Registration Statement, and the related multi-jurisdictional disclosure system prospectus (the “Canadian MJDS Base Prospectus”), with securities regulatory authorities (the “Canadian Regulators”) in each of the Canadian provinces other than Quebec (the “Canadian Jurisdictions”), pursuant to and in accordance with the Canadian Securities Administrators’ National Instrument 71-101 (“NI 71-101”), The Multijurisdictional Disclosure System and applicable securities laws in the Canadian Jurisdictions (collectively, the “MJDS Rule”), and has received a receipt for the Canadian MJDS Base Prospectus from or on behalf of each of the Canadian Regulators.
     Certain terms used herein are defined in Section 17 hereof.
     1. Representations and Warranties.
     The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement as defined in Rule 405 (file number 333-156376) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent that the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
     (ii) The Company meets the requirements for use of NI 71-101 and has, prior to the Execution Time, prepared and filed a Canadian MJDS Base Prospectus and Preliminary Canadian MJDS Supplement thereto in each of the Canadian Jurisdictions, along with other required documents, and has received a receipt from or on behalf of each of the Canadian Regulators for the Canadian MJDS Base Prospectus. Concurrently with the filing of a final prospectus supplement with the Commission as described in Section (1)(i) above, the Company will file with the Canadian Regulators a final Canadian MJDS supplement relating to the Securities and substantially in the form of the final prospectus supplement described in Section (1)(i) above with whatever additional items are required pursuant to the MJDS Rule.

     (iii) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the date of filing with the Canadian Regulators, the Canadian MJDS Base Prospectus did, and when the Final Canadian MJDS Supplement is first filed in accordance with the MJDS Rule and on the Closing Date and any settlement date, the Final Canadian MJDS Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the MJDS Rule; on the date of filing with the Canadian Regulators and at the Execution Time, the Canadian MJDS Base Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) or NI 71-101 and on the Closing Date and any settlement date, the Final Prospectus and the Final Canadian MJDS Supplement (in each case, together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) or the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto) or the Canadian MJDS Base Prospectus or the Final Canadian MJDS Supplement (or any supplement thereto), as the case may be, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the letter agreement between you and the Representatives dated the date hereof.
     (iv) As of the Applicable Time, the Disclosure Package and each electronic roadshow that is a written communication when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the letter agreement between you and the Representatives dated the date hereof.
     (v) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (4) at the Applicable Time (with such date being used as the determination date for purposes of this clause (4)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (vi) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the letter agreement between you and the Representatives dated the date hereof.
     (vii) The Company is not the subject of a cease trade order, or management cease trade order, issued by the Canadian Regulators, or any of them, and the Company is, to the best of its knowledge, not aware of any such order being contemplated or threatened by the Canadian Regulators, or any of them.
     (viii) The Company is a reporting issuer, or the equivalent thereof, under the securities laws of each of the Canadian Jurisdictions (the “Canadian Securities Laws”), is not in default of any requirement of the Canadian Securities Laws, and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Regulators that maintain such lists.
     (ix) All disclosure and filings on the public record and fees required to be made and paid by the Company and its subsidiaries pursuant to the Canadian Securities Laws have been made and paid, and the Company has not filed any confidential material change reports.

     (x) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect.
     (xi) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances, other than the capital stock of High Desert Mineral Resources, Inc. (“High Desert”) and of RG Mexico, Inc., which has been pledged pursuant to that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2008, among the Company, High Desert, the guarantors from time to time party thereto, HSBC Bank USA, National Association, HSBC Securities (USA) Inc. and The Bank of Nova Scotia.
     (xii) The Company’s authorized equity capitalization is as set forth in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement. The share capital of the Company conforms in all material respects to the description thereof contained in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable. The certificates for the Securities are in valid and sufficient form. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding as of the date of the information set forth in the Final Prospectus and the Final Canadian MJDS Supplement in respect of the capitalization of the Company.
     (xiii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement; and, since the respective dates as of which information is given in the Registration Statement, the Canadian MJDS Base Prospectus, the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement.
     (xiv) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings “Tax Considerations,” “Risk Factors — Risks Related to Our Business — Anticipated federal legislation could decrease our royalty revenues” and “— The mining industry is subject to significant environmental risks,” and “Material United States Federal Income Tax Considerations for Non-U.S. Holders” and in the Base Prospectus under the heading “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (xv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (xvi) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) such as have been obtained under the Act, (2) such as may be required by the Financial Industry Regulatory Authority, the NASDAQ Global Select Market and the Toronto Stock Exchange, (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus and (4) such as may be required with the Canadian Regulator in each of the Canadian Jurisdictions.
     (xvii) None of the issue and sale of the Securities, the execution and delivery by the Company of this Agreement and the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (1) the organizational documents of the Company or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (3) any statute, law, rule, or regulation, or (4) any judgment, writ, injunction, ruling, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.
     (xviii) The consolidated historical financial statements of the Company and its subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus, the Registration Statement, the Final Canadian MJDS Supplement and the Canadian MJDS Base Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the MJDS Rule (as modified by the exemptive relief, received by or on behalf of the Canadian Regulators, from the GAAP reconciliation requirement in NI 71-101 relating to equity offerings) and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data set forth under the caption “Prospectus Supplement Summary — Summary of Consolidated Financial Data” in the Final Prospectus, the Final Canadian MJDS Supplement and the Disclosure Package fairly present, on the basis stated in the Final Prospectus, the Final Canadian MJDS Supplement and the Disclosure Package, the information included therein.
     (xix) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplements thereto).
     (xx) Each of the Company and each of its Significant Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; the Company and its Significant Subsidiaries have good and marketable title to all real property owned by them in fee simple, defensible title to all unpatented mining claims owned by them (subject to the paramount title of the United States), and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

     (xxi) Neither the Company nor any subsidiary of the Company is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) through (3) will have, or after any required notice and passage of any applicable grace period, would have, a Material Adverse Effect.
     (xxii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.
     (xxiii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
     (xxiv) No labor problem or dispute with the employees of the Company or any of its Significant Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Significant Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
     (xxv) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     (xxvi) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
     (xxvii) The Company and its subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (“Permits”); the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplement thereto).
     (xxviii) The Company and each of its subsidiaries maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective, and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-15 and 15d-15(e) of the Exchange Act); such disclosure controls and procedures are effective.
     (xxix) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xxx) The Company and its subsidiaries (1) have been and are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) have received and have been and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplement thereto). Except as set forth in the Disclosure Package, the Final Prospectus (exclusive of any supplement thereto) and the Final Canadian MJDS Supplement (exclusive of any supplement thereto), neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state Environmental Laws, or is subject to any pending or threatened proceeding in which a governmental entity is a party except for such proceedings that would involve monetary sanctions of less than $100,000.
     (xxxi) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its subsidiaries. On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Final Prospectus and the Final Canadian MJDS Supplement (in each case, exclusive of any supplement thereto).
     (xxxii) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified except in any case in which the failure to maintain such minimum funding standard or such qualification would not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides for retiree or other post-employment welfare benefits or insurance coverage as to which the Company has not reserved its right to amend or terminate the plan in its discretion (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.
     (xxxiii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxxiv) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Significant Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxv) The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxxvi) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxvii) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted. (1) To the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (2) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (3) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (5) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (6) to the Company’s knowledge, there is no U.S. or foreign patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package, the Final Prospectus or the Final Canadian MJDS Supplement as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (7) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.
     (xxxviii) Except as disclosed in the Registration Statement, the Canadian MJDS Base Prospectus, the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement, the Company (1) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (2) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (xxxix) The offering is of a class of securities for which a bona fide independent market exists as of the date of the filing of the Registration Statement and as of the Effective Date.
     (xl) Nothing has come to the attention of the Company that has caused the Company to believe that the material reserve-related data included or incorporated by reference in the Registration Statement, the Disclosure Package,

the Final Prospectus, the Canadian MJDS Base Prospectus and the Final Canadian MJDS Supplement is not reliable in all material respects (it being understood that the Company does not independently verify the reliability of such reserve-related data).
     (xli) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
     (xlii) The Master Agreement, dated April 3, 2009 (the “Master Agreement”), between the Company and Compañiá Minera Carmen de Andacollo (“CDA”) has been duly authorized, executed and delivered by the Company. To the knowledge of the Company, there has not been any “Material Adverse Effect” (as such term is defined in the Master Agreement) that would give any party thereto the right to terminate the Master Agreement.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $36.29 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Agreement.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 975,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Such option may be exercised in whole or in part to cover over-allotments at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on April 14, 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 452 Fifth Avenue, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of such option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus and the Final Canadian MJDS Supplement and in accordance with the selling restrictions set forth in Exhibit D hereto.
     5. Agreements.
     The Company agrees with the several Underwriters that:
     (i) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or the Canadian MJDS Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, unless required by the Act or the Exchange Act or the MJDS Rule, as applicable. Subject to the foregoing sentence, the Company will cause the Final Prospectus and the Final Canadian MJDS Supplement, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission or the Canadian Regulators, as the case may be, pursuant to the applicable paragraph of Rule 424(b) or the MJDS Rule within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus and the Final Canadian MJDS Supplement, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), or the Canadian Regulators, as the case may be, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (ii) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) or the filing of the Final Canadian MJDS Supplement pursuant to the MJDS Rule, any event occurs as a result of which the Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (2) amend or supplement the Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented or the Final Canadian MJDS Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or the Canadian MJDS Base Prospectus, file a new registration statement or supplement the Final Prospectus or the Final Canadian MJDS Supplement to comply with the Act or the Exchange Act or the respective rules thereunder or NI 71-101, as the case may be, including in connection with the use or delivery of the Final Prospectus and the Final Canadian MJDS Supplement, the Company

promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (i) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and the Final Canadian MJDS Supplement and (4) supply any supplemented Final Prospectus and any supplemented Final Canadian MJDS Supplement to you in such quantities as you may reasonably request.
     (iv) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (v) The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package, the Final Prospectus and the Final Canadian MJDS Supplement under the caption “Use of Proceeds.”
     (vi) The Company will use its best efforts to list the Securities on the NASDAQ Global Select Market and the Toronto Stock Exchange and maintain its status as a “reporting issuer” under the applicable securities laws of the Canadian Jurisdictions.
     (vii) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and signed copies of the Canadian MJDS Base Prospectus and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172) or the MJDS Rule, as many copies of each Preliminary Prospectus, the Preliminary Canadian MJDS Supplement, the Final Prospectus, the Final Canadian MJDS Supplement, each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (viii) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

     (ix) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, except that the Company may (1) file a registration statement with the Commission in respect of the Securities and sell the Securities to the Underwriters pursuant to this Agreement, (2) issue and sell Common Stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (3) issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time, (4) enter into a contract to sell, file a registration statement with respect to and issue as consideration in connection with an acquisition of royalty interests or any corporation, the primary business of which is acquiring and/or holding royalty interests, a number of shares of Common Stock not in excess of 10% of the Company’s Common Stock issued and outstanding immediately following the Closing Date; provided that the recipient of such shares agrees in writing to be bound by the restrictions of this Section 5(ix) to the same extent as the Company, (5) file with the Commission a prospectus supplement to the Company’s Base Prospectus, a prospectus under the MJDS Rule or a registration statement as required pursuant to that certain Registration Rights Agreement to be entered into between the Company and CDA pursuant to the Master Agreement; provided that the Company will not use, and, pursuant to that certain Stockholder Agreement, dated April 3, 2009, by and among the Company, CDA and Teck Cominco Limited, a company organized under the laws of British Columbia, Canada, and to the extent set forth therein, CDA will not be permitted to use, such prospectus supplement in connection with any sales of Common Stock during the Lock-Up Period as defined in the form of Lock-Up Agreement in Exhibit A hereto, and (6) register the issuance of the applicable number of shares of Common Stock as required by and in connection with the closing under the Master Agreement.
     (x) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

     (xi) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xii) The Company agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission or the Canadian Regulators, as the case may be, of (a) each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment and supplement to any of the foregoing or the Registration Statement, and (b) each Canadian MJDS Base Prospectus, the Preliminary Canadian MJDS Supplement, the Final Canadian MJDS Supplement and each amendment and supplement to any of the foregoing; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus, each Canadian MJDS Base Prospectus, the Preliminary Canadian MJDS Supplement, the Canadian Final Supplement and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates (if any) for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act and the listing of the Securities on the Toronto Stock Exchange and the NASDAQ Global Select Market; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the Financial Industry Regulatory Authority and/or the Canadian Regulators (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (8) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; and (10) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.
     (xiii) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule

405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic roadshow that is a written communication. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus and the Final Canadian MJDS Supplement and any supplement thereto have been filed with the Commission or the Canadian Regulators, as the case may be, in the manner and within the time period required by Rule 424(b) or the MJDS Rule, as the case may be; any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; any materials required to be filed by the Company pursuant to the MJDS Rule shall have been filed by the Company with the Canadian Regulators within the applicable time periods; and no stop order suspending the effectiveness of the Registration Statement or the Canadian MJDS Base Prospectus or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Hogan & Hartson L.L.P., U.S. counsel for the Company, and Cassels Brock & Blackwell LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinions substantially in the forms set forth in Exhibits E-1 and E-2 hereto, respectively, dated the Closing Date and any settlement date and addressed to the Representatives. In the case of the opinion to be provided by Cassels Brock & Blackwell LLP, they may rely on the opinions of local counsel acceptable to the Representatives, acting reasonably, as to the qualification of the Securities for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which they are qualified to practice.
     (c) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Closing Date and any settlement date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the

Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic roadshow that is a written communication used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and any settlement date with the same effect as if made on the Closing Date and any settlement date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any settlement date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.
     (e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any settlement date, letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date and any settlement date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating to the effect that:
     (i) in its opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
     (ii) on the basis of (a) a reading of the latest unaudited financial statements made available by the Company and its subsidiaries, (b) their limited review, in accordance with standards established under Statement on Auditing

Standards No. 100, of the unaudited interim financial information for the six-month period ended December 31, 2008, and as at December 31, 2008, (c) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, (d) a reading of the minutes of the meetings of the shareholders, the directors, the audit committee and the compensation, nomination and corporate governance committee of the Company, and (e) inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2008, nothing came to their attention which caused them to believe that:
     (1) any unaudited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act, and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus;
     (2) with respect to the period subsequent to December 31, 2008, there were, at a specified date not more than five days prior to the date of the letter, any change, increase or decrease in capital stock or decrease in long-term debt of the Company and its subsidiaries as compared with the amounts shown on the December 31, 2008 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed to be necessary by the Representatives;
     (3) the information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), is not in conformity with the applicable disclosure requirements of Regulation S-K; and
they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and in Exhibit 12.1 of the

Registration Statement, including the information set forth under the captions “Prospectus Supplement Summary,” “Risk Factors,” “Recent Developments,” “Dividend History” and “Capitalization” in the Preliminary Prospectus and the Final Prospectus, the information set forth under the captions “The Company,” “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends,” and “Description of Common Stock” in the Prospectus, the information the Company’s Definitive Proxy Statement, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, the information in Items 1, 1A, 2, 5, 6, 7, 7A and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, the information in Items 1A, 2 and 3 of the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and the information in Items 1.01, 8.01 and 9.01 of the information in the Company’s Current Reports on Form 8-K, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
     References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.
     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (1) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (2) any Material Adverse Effect, the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (g) Prior to the Closing Date and any settlement date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (h) The Securities shall have been approved for listing on the NASDAQ Global Select Market and, prior to the Closing Date, the Securities shall have been conditionally approved for listing, subject to the satisfaction of the customary conditions, on the Toronto Stock Exchange, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (i) At the Execution Time, the Company shall have furnished to the Representatives (1) a letter substantially in the form of Exhibit A to this Agreement from each officer and director of the Company, and (2) a letter substantially in the form of Exhibit B to this Agreement from CDA.
     (j) The Company shall have requested and caused counsel qualified in the Province of British Colombia to have furnished to the Representatives its opinion, dated the Closing Date and any settlement date and addressed to the Representatives, substantially to the effect that RGLD Gold Canada, Inc. is a corporation incorporated and existing under the laws of the Province of British Columbia and has the corporate power and capacity to own, lease or operate its properties and assets, and to carry on its business as described in the Disclosure Package and the Final Prospectus.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the letter agreement between you and the Representatives dated the date hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I to this Agreement bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I to this Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date and any settlement date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (1) trading in the Company’s Common Stock shall have been suspended by the Commission, the Toronto Stock Exchange or the NASDAQ Global Select Market or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the NASDAQ Global Select Market, (2) a banking moratorium shall have been declared by Federal, New York State or Canadian authorities or (3) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, major terrorist attack in a world commercial or financial center, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, attention: Mark Hutchinson (fax no.: (646) 366-3595), (b) Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, attention: Registration Department (fax no.: (212) 902-3000), and (c) Scotia Capital (USA) Inc., One Liberty Plaza, New York, New York 10006, attention: Sarah Tilley (fax no.: (212) 225-6852), with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, attention: David I. Gottlieb (fax no.: (212) 225-3999); or, if sent to the Company, will be mailed, delivered or telefaxed to Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202, attention: Tony Jensen, President and Chief Executive Officer (fax no.: (303) 595-9385), with a copy to Hogan & Hartson, L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202, attention: Paul Hilton (fax no.: (303) 899-7333).
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     17. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Applicable Time” shall mean 10:30 PM (New York City time) on April 7, 2009.
     “Base Prospectus” shall mean the base prospectus referred to in Section 1(i) hereof contained in the Registration Statement at the Effective Date.

     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Preliminary Prospectus or Preliminary Canadian MJDS Supplement used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties to this Agreement.
     “Final Canadian MJDS Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to the MJDS Rule after the Execution Time, together with the Canadian MJDS Base Prospectus.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Material Adverse Effect” shall mean any event that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     “Preliminary Canadian MJDS Supplement” shall mean any preliminary prospectus supplement to the Canadian MJDS Base Prospectus referred to in the preamble of this Agreement, which is used prior to the filing of the Final Canadian MJDS Supplement, together with the Canadian MJDS Base Prospectus.

     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(i) hereof, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in Section 1(i) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.
     “Significant Subsidiary” shall mean each significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X or listed on Exhibit C attached hereto.
     18. Arm’s Length Transaction. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours, ROYAL GOLD, INC.
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HSBC SECURITIES (USA) INC.

By:
Authorized Signatory

GOLDMAN, SACHS & CO.

By:
Authorized Signatory

SCOTIA CAPITAL (USA) INC.

By:
Authorized Signatory
For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.
Signature Page

SCHEDULE I

Number of Underwritten
Underwriters	Securities to be Purchased
HSBC Securities (USA) Inc.	1,950,000
Goldman, Sachs & Co.	1,950,000
Scotia Capital (USA) Inc.	1,300,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	650,000
NBF Securities (USA) Corp.	650,000

Total	6,500,000

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SCHEDULE II
SCHEDULE OF FREE WRITING PROSPECTUSES INCLUDED IN THE
DISCLOSURE PACKAGE
None.

SII-1